Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 27, 2014, with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), included in the Statement of Additional Information in Post-Effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-164151) and related Prospectus of John Hancock Variable Life Account S.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 25, 2014

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 28, 2014, with respect to the financial statements of John Hancock Variable Life Account S of John Hancock Life Insurance Company (U.S.A.), included in the Statement of Additional Information in Post-Effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-164151) and related Prospectus of John Hancock Variable Life Account S of John Hancock Life Insurance Company (U.S.A.).

/s/ Ernst & Young LLP

Toronto, Canada

April 25, 2014